EXHIBIT 99.1

Tuesday Morning Corporation Announces Third Quarter Fiscal 2013 Results

DALLAS, April 25, 2013 (GLOBE NEWSWIRE) -- Tuesday Morning Corporation (Nasdaq:TUES), a leading closeout retailer with 829 stores across the United States specializing in selling deeply discounted, upscale home furnishings, housewares, gifts and related items, today announced financial results for the third quarter and year-to-date period ended March 31, 2013. For the third quarter, the Company's net sales increased 3.1% to $178.1 million from $172.7 million in the third quarter of fiscal 2012. Including the impact of non-recurring charges detailed below, the Company reported a net loss for the quarter of $12.4 million, or $0.29 per share. Excluding these non-recurring charges, the Company reported a non-GAAP adjusted net loss of $4.8 million or $0.11 per share for the third quarter ended March 31, 2013 compared to a net loss of $4.2 million or $0.10 per share in the same period last year.

Michael Rouleau, Interim Chief Executive Officer, stated, "Tuesday Morning's third quarter results show improvement in the top-line as evidenced by increases in both customer traffic and average ticket. Although there is still a great deal of work to be done, we have now realigned our entire organization to focus on the Company's key priorities with the objective of returning to profitability and providing a great store experience for our customers."

For the Quarter ended March 31, 2013:

  Comparable stores sales increased by 2.8% compared to the third quarter of fiscal 2012 and were comprised of a 1.4% increase in average ticket and a 1.4% increase in customer traffic.
  Gross profit was $66.2 million and gross margin was 37.2% compared to $65.6 million in gross profit and gross margin of 38.0% in the third quarter of fiscal 2012. Gross margin rate declined as we lowered our initial price point to provide better value to our customer.
  Selling, general and administrative expenses ("SG&A") increased 8.7% to $77.9 million from $71.7 million in the same period last year. As a percent of sales, SG&A was 43.7% compared to 41.5% in the same period last year. The increase in SG&A was primarily attributable to $4.8 million in non-recurring charges that related to severance costs and legal, consulting and recruitment expenses.
  Operating loss was $11.7 million as compared to operating loss of $6.1 million in the third quarter of fiscal 2012. The Company's operating results were impacted by $4.8 million in non-recurring charges related to severance costs and legal, consulting and recruitment expenses.
  Net loss was $12.4 million or $0.29 per share compared to net loss of $4.2 million or $0.10 per share in the third quarter of fiscal 2012. The Company's results were impacted by the effects of the items described above and a reduced effective tax rate due to recording a deferred tax valuation allowance of $4.4 million.

For the Nine Months ended March 31, 2013:

  Comparable stores sales increased by 3.7% compared to the nine months ended March 31, 2012 and were comprised of a 3.7% increase in average ticket and flat traffic.
  Gross profit was $192.7 million and gross margin was 30.3% compared to $235.4 million in gross profit and gross margin of 38.2% for the nine months ended March 31, 2012, related primarily to a non-cash inventory valuation charge of $41.8 million taken during the second fiscal quarter. This inventory charge was required to devalue certain inventory based on a strategic decision to accelerate the selloff of such inventory by the end of the 2013 calendar year.
  Selling, general and administrative expenses ("SG&A") increased 6.0% to $237.9 million from $224.5 million in the same period last year primarily a result of non-recurring charges of $11.7 million related to store clean-up, severance costs, and consulting, legal and recruitment expenses. As a percent of sales, SG&A was 37.4% compared to 36.4% in the same period last year.
  Operating loss was $45.2 million as compared to operating income of $10.9 million for the nine months ended March 31, 2012. The Company's operating results were significantly impacted by a non-cash charge of $41.8 million for the write-down of inventory and $11.7 million in charges related to store clean-up, severance costs, and legal, consulting, search and recruitment expenses.
  Net loss was $40.8 million or $0.97 loss per share compared to net income of $5.9 million or $0.14 per share for the nine months ended March 31, 2012. The Company's results were impacted by the effects of the items described above and a reduced effective tax rate due to recording a deferred tax asset valuation allowance of $10.8 million.

The Company ended the third quarter of fiscal 2013 with $34.5 million in cash and cash equivalents with no borrowings under its line of credit. Inventories at the end of the third quarter of fiscal 2013 were $236.9 million compared to $261.7 million at the end of the third quarter of fiscal 2012, down $24.9 million or 9.5%.

Outlook

As stated during the Company's second quarter conference call, Tuesday Morning will no longer be providing guidance. Additionally, the Company is withdrawing any previous guidance.

About Tuesday Morning

Tuesday Morning (Nasdaq:TUES) is a leading closeout retailer of upscale home accessories, housewares, seasonal goods and famous maker gifts. The Company is nationally known for providing a fresh selection of brand name, high-quality merchandise – never seconds or irregulars – at prices well below those of department and specialty stores, catalogues and online retailers. Based in Dallas, Texas, the Company opened its first store in 1974 and currently operates 829 stores in 43 states. For a list of store locations, information, and to shop the Tuesday Morning experience online, visit www.TuesdayMorning.com.

Conference Call Information

Tuesday Morning Corporation's management will hold a conference call to review third quarter 2013 financial results today, April 25, 2013, at 4:00 p.m. Central Time. The call may also include discussion of company developments, forward-looking information and other material information about business and financial matters. A real-time webcast of the call will be available in the Investor Relations section of the Company's website at www.tuesdaymorning.com, or you may dial into the conference at 1-877-312-5376 (no access code required). A replay of the webcast will also be accessible through the Company's website or by dialing (855) 859-2056, conference ID number 35071418, until May 25, 2013.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation of the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management's current expectations, estimates and projections. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "believe," "estimate," "intend" and similar words, although some forward-looking statements are expressed differently. You should carefully consider statements that contain these words because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial position, and our business outlook or state other "forward-looking" information. Forward-looking statements in this press release include, but are not limited to, statements or management's plans and expectations in this press release.

Reference is hereby made to the Company's filings with the Securities and Exchange Commission, including, but not limited to, "Item 1A. Risk Factors" of the Company's Annual Report on Form 10-K for the year ended June 30, 2012, for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: uncertainties regarding our ability to open stores in new and existing markets and operate these stores on a profitable basis; conditions affecting consumer spending and the impact, depth and duration of current economic conditions; inclement weather; changes in our merchandise mix; timing and type of sales events, promotional activities and other advertising; increased or new competition; loss or departure of one or more members of our senior management or experienced buying and management personnel; an increase in the cost or a disruption in the flow of our products; seasonal and quarterly fluctuations; fluctuations in our comparable store results; our ability to operate in highly competitive markets and to compete effectively; our ability to operate information systems and implement new technologies effectively; our ability to generate strong cash flows from our operations; our ability to anticipate and respond in a timely manner to changing consumer demands and preferences; our ability to generate strong holiday season sales; and other factors. The Company's filings with the SEC are available at the SEC's web site at www.sec.gov.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events. Investors are cautioned not to place undue reliance on any forward-looking statements.

TUESDAY MORNING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss):

The following table sets forth a reconciliation of the Company's GAAP net income (loss) to Non-GAAP adjusted net income (loss) for the periods shown (in thousands):

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012
Net income (loss), less impact of:	($12,366)	($4,245)	($40,793)	$5,921

Inventory write-down, net of tax (1)	--	--	(26,343)	--
Store clean-up, net of tax (1)	--	--	(709)	--
Severance costs, net of tax (1)	(2,415)	--	(3,477)	--
Legal, consulting, search and recruitment fees, net of tax (1)	(577)	--	(3,147)	--
Systems impairment, net of tax (1)	(92)	--	(965)	--
Deferred tax asset valuation allowance	(4,433)	--	(10,756)	--

Non-GAAP adjusted net income (loss)	($4,849)	($4,245)	$4,604	$5,921

(1) The effective tax rate utilized in this non-GAAP adjusted net income reconciliation is 38.2% for the three months ended March 31, 2013 and 37.1% for the nine months ended March 31, 2013. This rate is exclusive of a deferred tax asset valuation allowance of $6.3 million and $4.4 million recorded during the quarters ended December 31, 2012 and March 31, 2013, respectively.

GAAP Net Income (Loss) Per Share to Non-GAAP Adjusted Net Income (Loss) Per Share:

The following table sets forth a reconciliation of the Company's GAAP net income (loss) per share to Non-GAAP adjusted net income (loss) per share for the periods shown:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012
Net income (loss) per common share, less impact of:	($0.29)	($0.10)	($0.97)	$0.14

Inventory write-down, net of tax (1)	--	--	($0.62)	--
Store clean-up, net of tax (1)	--	--	($0.02)	--
Severance costs, net of tax (1)	($0.06)	--	($0.08)	--
Legal, consulting, search and recruitment fees, net of tax (1)	($0.01)	--	($0.08)	--
Systems impairment, net of tax (1)	($0.01)	--	($0.02)	--
Deferred tax asset valuation allowance	($0.10)	--	($0.26)	--

Non-GAAP adjusted net income (loss) per share	($0.11)	($0.10)	$0.11	$0.14

(1) The effective tax rate utilized in this non-GAAP adjusted net income reconciliation is 38.2% for the three months ended March 31, 2013 and 37.1% for the nine months ended March 31, 2013. This rate is exclusive of a deferred tax asset valuation allowance of $6.3 million and $4.4 million recorded during the quarters ended December 31, 2012 and March 31, 2013, respectively.

The Company believes that the Non-GAAP financial measures above provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because they allow them to understand and compare the Company's operating results during the 2013 fiscal year to the prior year periods in a more consistent manner. Non-GAAP adjusted net income (loss), as used in this press release, may not be comparable to similarly titled measures used by other companies. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.

The Non-GAAP financial measures presented in the tables above should not be viewed as an alternative or substitute for the Company's reported GAAP results.

Tuesday Morning Corporation
Consolidated Statement of Income
(In thousands, except per share data)
	Three Months Ended Mar. 31,		Nine Months Ended Mar. 31,

	2013	2012	2013	2012
	(unaudited)		(unaudited)

Net sales	$ 178,073	$ 172,699	$ 636,179	$ 616,406
Cost of sales	111,916	107,135	443,515	381,054
Gross profit	66,157	65,564	192,664	235,352

Selling, general and administrative expenses	77,891	71,662	237,875	224,464

Operating income	(11,734)	(6,098)	(45,211)	10,888

Other income (expense):
Interest expense	(384)	(395)	(1,292)	(1,842)
Interest income	2	--	2	--
Other income (expense), net	(140)	(14)	(1,349)	136
Other income (expense)	(522)	(409)	(2,639)	(1,706)

Income before income taxes	(12,256)	(6,507)	(47,850)	9,182

Income tax expense	110	(2,260)	(7,057)	3,262

Net income	$ (12,366)	$ (4,247)	$ (40,793)	$ 5,920

Earnings Per Share:
Net income per common share:
Basic	$ (0.29)	$ (0.10)	$ (0.97)	$ 0.14
Diluted	$ (0.29)	$ (0.10)	$ (0.97)	$ 0.14

Weighted average number of common shares:
Basic	42,427	41,622	42,164	42,156
Diluted	42,427	41,622	42,164	42,702

Tuesday Morning Corporation (continued)

Consolidated Balance Sheets
(in thousands)	Mar. 31,	Mar. 31,	Jun. 30,
	2013	2012	2012
	(unaudited)	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$ 34,482	$ 38,984	$ 39,740
Inventories	236,868	261,722	265,630
Prepaid expenses and other assets	11,327	11,113	11,357
Deferred income taxes	1,886	79	535
Total current assets	284,563	311,898	317,262

Property and equipment, net	72,119	75,093	75,771

Other long-term assets:
Deferred financing costs	2,160	2,752	2,603
Other assets	1,226	1,636	1,531
Other assets	975	--	--

Total Assets	$ 361,043	$ 391,379	$ 397,167

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 95,286	$ 91,580	$ 98,009
Accrued liabilities	38,997	29,017	30,295
Income taxes payable	159	366	19
Total current liabilities	134,442	120,963	128,323

Revolving credit facility	--	--	--
Deferred rent	2,708	3,339	3,262
Income tax payable - non-current	487	575	578
Deferred income taxes	--	4,943	4,813
Total Liabilities	137,637	129,820	136,976

Stockholders' equity	223,406	261,559	260,191
Total Liabilities and Stockholders' Equity	$ 361,043	$ 391,379	$ 397,167

Tuesday Morning Corporation (continued)

Consolidated Statement of Cash Flows
(in thousands)
	Nine Months Ended Mar. 31,

	2013	2012
	(unaudited)
Net cash flows from operating activities:
Net income	$ (40,793)	$ 5,921
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,402	11,061
Amortization of financing fees	443	611
Deferred income taxes	(7,139)	14
Loss on disposal of fixed assets	2,055	375
Stock compensation expense	2,350	1,472
Other non-cash charges	54	53
Net change in operating assets and liabilities	34,091	30,569

Net cash provided by operating activities	1,463	50,076

Net cash flows from investing activities:
Capital expenditures	(8,312)	(9,548)

Net cash used in investing activities	(8,312)	(9,548)

Net cash flows from financing activities:
Repayments-revolving credit facility	(94,655)	(92,338)
Borrowings-revolving credit facility	94,655	92,338
Change in cash overdraft	--	(14,466)
Payment of financing fees	--	(859)
Proceeds from exercise of common stock options and stock purchase plan purchases and other	1,678	245
Purchase of treasury shares	(87)	(5,864)

Net cash provided by (used in) financing activities	1,591	(20,944)

Net increase in cash and cash equivalents	(5,258)	19,584

Cash and cash equivalents, beginning of period	39,740	19,400

Cash and cash equivalents, end of period	$ 34,482	$ 38,984
CONTACT: Stephanie Bowman
         Chief Financial Officer
         TUESDAY MORNING CORPORATION
         972-934-7251

         MEDIA:
         Jonathan Morgan/Jennifer Sanders
         PERRY STREET COMMUNICATIONS
         214-965-9955